Exhibit 5.1

Troutman Pepper Hamilton Sanders LLP 600 Peachtree Street NE, Suite 3000 Atlanta, GA 30308-2216 troutman.com

June 11, 2021

Atlanticus Holdings Corporation

Five Concourse Parkway, Suite 300

Atlanta, Georgia 30328

Re:	Atlanticus Holdings Corporation Registration Statement on Form S-3 (File No. 333-255834)

Ladies and Gentlemen:

We have acted as counsel to Atlanticus Holdings Corporation, a Georgia corporation (the “Company”), in connection with (i) the Company’s Registration Statement on Form S-3 (File No. 333-255834), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on May 6, 2021, which registration statement was declared effective by the Commission on May 13, 2021 (the “Registration Statement”), and the accompanying base prospectus dated May 13, 2021 (the “Prospectus”) and (ii) the public offering of up to 2,800,000 shares (the “Shares”) of the Company’s 7.625% Series B Cumulative Perpetual Preferred Stock, no par value per share and liquidation preference of $25.00 per share (the “Series B Preferred Stock”), as described in the prospectus supplement dated June 8, 2021 (together with the Prospectus, the “Final Prospectus”) pursuant to an Underwriting Agreement, dated June 8, 2021, between the Company and B. Riley Securities, Inc., as representative of the several Underwriters named in Schedule I thereto (the “Underwriting Agreement”).

This opinion is being furnished in accordance with the requirements of Item 16 of the Commission’s Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

In connection with the foregoing, we have examined originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth, including (i) the organizational documents of the Company, which include the Articles of Incorporation, as amended to date, and the Amended and Restated Bylaws of the Company, as amended to date, (ii) the Company’s Articles of Amendment Establishing 7.625% Series B Cumulative Perpetual Preferred Stock; (iii) the resolutions of the Board of Directors of the Company and Pricing Committee thereof with respect to the Registration Statement and the registration and issuance of the Shares, the Final Prospectus, the execution and delivery of the Underwriting Agreement and certain related matters, (iv) the Registration Statement and exhibits thereto, (v) the Final Prospectus and (vi) the Underwriting Agreement.

Atlanticus Holdings Corporation June 11, 2021 Page 2

For purposes of the opinions expressed below, we have assumed without verification (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified, photostatic or electronic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of signatures not witnessed by us, (v) the due authorization, execution and delivery of all documents by all parties, other than the Company, and the validity, binding effect and enforceability thereof and (vi) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others and of public officials.

We do not express any opinion herein concerning any law other than the laws of the State of Georgia and the federal law of the United States. We are not opining on “blue sky” or other state securities laws. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when the Shares have been duly issued and delivered against payment therefor in accordance with the terms of the Underwriting Agreement, such Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the GBCC.

Our opinion is as of the date hereof and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention and we disavow any undertaking to advise you of any changes in law.

We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K to be filed by the Company on the date hereof and its incorporation by reference into the Registration Statement and any amendments thereto and with respect to our name wherever it appears in the Registration Statement and the Final Prospectus. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules and Regulations of the Commission promulgated thereunder.

Very truly yours, /s/ Troutman Pepper Hamilton Sanders LLP